Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 39 to the registration statement on Form N-1A (the "Registration Statement") of our report dated July 31, 1998, relating to the financial statements and financial highlights of INVESCO Tax-Free Long-Term Bond Fund (now known as INVESCO Tax-Free Bond Fund) appearing in the June 30, 1998 Annual Report to Shareholders of INVESCO Tax-Free Income Funds, Inc. (now one of the portfolios comprising INVESCO Bond Funds, Inc.), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Denver, Colorado
August 11, 1999